                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            UIL Holdings Corporation
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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                            UIL HOLDINGS CORPORATION

                   NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS

         DATE:    May 15, 2002

         TIME:    10:00 a.m.

         PLACE:   Quinnipiac University
                  275 Mount Carmel Avenue
                  Hamden, Connecticut

MATTERS TO BE VOTED ON:

1.   Election of directors.

2.   Approval of the employment of PricewaterhouseCoopers LLP as UIL Holdings
     Corporation's independent public accountants for 2002.

3.   Proposal to increase the maximum numbers of shares of common stock for which stock options may be granted under our 1999 Stock Option Plan.

4.   Any other matters properly brought before the shareowners at the annual meeting or any adjournment of the annual meeting.

You can vote your shares of common stock at the annual meeting if UIL Holdings
Corporation's records show that you owned the shares on March 11, 2002.

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE FILL IN, SIGN, DATE
AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT WE HAVE PROVIDED TO
YOU. IF YOU MAIL US BACK THE ENVELOPE FROM ANYWHERE IN THE UNITED STATES, THEN
YOU DON'T HAVE TO PUT ANY POSTAGE STAMPS ON THE ENVELOPE.

April 5, 2002

                               By Order of the Board of Directors,

                               SUSAN E. ALLEN
                               VICE PRESIDENT INVESTOR RELATIONS
                               AND CORPORATE SECRETARY

                            YOUR VOTE IS IMPORTANT

--------------------------------------------------------------------------------
     IN ORDER TO SAVE UIL HOLDINGS CORPORATION THE EXPENSE OF FURTHER
     SOLICITATION TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING,
     PLEASE MAIL YOUR PROXY PROMPTLY - REGARDLESS OF THE NUMBER OF SHARES
     YOU OWN, AND REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

DIRECTIONS TO QUINNIPIAC UNIVERSITY APPEAR AT THE END OF THE ACCOMPANYING PROXY
STATEMENT.

                                 PROXY STATEMENT

UIL Holdings Corporation (UIL Holdings) is mailing this proxy statement and the accompanying proxy form on or about April 5, 2002 to all of its shareowners who, according to its records, held common stock as of the close of business on March
11, 2002, in connection with the solicitation of proxies for use at the 2002
Annual Meeting of the Shareowners. The annual meeting is going to be held on
Wednesday, May 15, 2002 at 10:00 a.m. at Quinnipiac University, 275 Mount Carmel
Avenue, Hamden, Connecticut, for the purposes listed in the accompanying Notice of Annual Meeting of the Shareowners. UIL Holdings is making the solicitation and it will bear the expense of printing and mailing proxy materials to shareowners. UIL Holdings will ask banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners of shares and to secure their voting instructions, if necessary, and UIL Holdings will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of UIL Holdings may also solicit proxies personally or by telephone, but they will not be specifically compensated for soliciting proxies. In addition, UIL Holdings has retained Georgeson Shareholder Communications, Inc.
of New York, New York, to aid in the solicitation of proxies by similar methods at a cost to UIL Holdings of approximately $12,500, plus expenses.

SHAREOWNERS ENTITLED TO VOTE

At the close of business on March 11, 2002, the record date for the annual meeting, 14,402,628 shares of UIL Holdings' common stock were outstanding. All outstanding shares of common stock will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as listed in the accompanying Notice of Annual Meeting of the Shareowners. In accordance with UIL Holdings' bylaws, the President will appoint inspectors of proxies and tellers to count all votes on each matter coming before the meeting.

Shareowners who are participants in Investors Choice, a Dividend Reinvestment and Direct Stock Purchase and Sale Plan for the shares of UIL Holdings' common stock, will receive proxy forms that cover the shares held in their accounts under the plan.

If you properly sign and return a proxy form, then the shares covered by that proxy form:

     o    will be voted or not voted, in accordance with the instructions you give on the proxy form, to elect as directors for the ensuing year the thirteen persons named in this proxy statement, or any other person or persons that the present board of directors will determine if one or more of the thirteen persons named is unable to serve;

     o    will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to approve the retention of PricewaterhouseCoopers LLP as independent public accountants for fiscal year 2002;

     o    will be voted for or against, or not voted, in accordance with the instructions you give on the proxy form, with respect to the proposal to increase the maximum  numbers of shares of common stock for which stock options may be granted under our 1999 Stock Option Plan; and

     o    will be voted in accordance with the discretion of the person or persons designated as proxies on the proxy form with respect to other matters, if any, that come before the meeting.  UIL Holdings is not aware of any other matters to be presented at the meeting.

You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must file with UIL Holdings' Corporate Secretary a written notice of revocation or another properly signed proxy form bearing a later date. If you attend the meeting in person, you may, if you wish, vote by ballot at the meeting. If you do vote by ballot at the meeting, then the proxy you previously gave would be cancelled.

Under Connecticut law and UIL Holdings' bylaws, shareowners holding a majority of the shares of outstanding common stock will constitute a quorum for purposes of considering and acting upon the matters listed in the accompanying Notice of
Annual Meeting of the Shareowners.

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, directors will be elected by a plurality of the votes cast at the meeting. Withholding authority to vote for a director nominee will not prevent that director nominee from being elected. Cumulative voting for directors is not permitted under Connecticut law unless a corporation's certificate of incorporation provides for cumulative voting rights. UIL
Holdings' certificate of incorporation does not contain a provision for cumulative voting rights.

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, the proposal to retain PricewaterhouseCoopers LLP as UIL
Holdings' independent public accountants will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

Under Connecticut law and UIL Holdings' bylaws, assuming that a quorum is present at the meeting, the proposal to increase the maximum numbers of shares of common stock for which stock options may be granted under our 1999 Stock
Option Plan will be approved if the votes cast in favor of this action exceed the votes cast against it. Proxies marked to abstain from voting with respect to this action will not have the legal effect of voting against it.

PRINCIPAL SHAREOWNERS

In statements filed with the Securities and Exchange Commission, the persons identified in the table below have disclosed beneficial ownership of shares of
UIL Holdings' common stock as shown in the table. The percentages shown in the right-hand column are calculated based on the 14,402,628 shares of common stock outstanding as of the close of business on March 11, 2002. In the statements filed with the Securities and Exchange Commission, none of the persons identified in the table, except David T. Chase, have admitted beneficial ownership of any shares not held in their individual names. All of the persons identified in the table, including David T. Chase, have denied that they have acted, or are acting, as a partnership, limited partnership or syndicate, or as a group of any kind for the purpose of acquiring, holding or disposing of UIL
Holdings' common stock.

                                         AMOUNT AND NATURE
                  NAME AND ADDRESS        OF BENEFICIAL
TITLE OF CLASS   OF BENEFICIAL OWNER        OWNERSHIP          PERCENT OF CLASS
--------------   -------------------     -----------------     ----------------

Common Stock       Rhoda L. Chase         600,000 shares,           4.17%
                   280 Trumbull Street    owned directly
                   Hartford, CT 06103

Common Stock       Cheryl A. Chase        79,200 shares,            0.55%
                   280 Trumbull Street    owned directly and
                   Hartford, CT 06103     indirectly

Common Stock       Arnold L. Chase        237,800 shares,           1.65%
                   280 Trumbull Street    owned directly and
                   Hartford, CT 06103     indirectly

Common Stock       The Darland Trust      146,000 shares,           1.01%
                   St. Peter's House,     owned directly
                   Le Bordage
                   St. Peter Port
                   Guernsey GY16AX
                   Channel Islands(1)

                                                 AMOUNT AND NATURE
                    NAME AND ADDRESS              OF BENEFICIAL        PERCENT
TITLE OF CLASS     OF BENEFICIAL OWNER              OWNERSHIP          OF CLASS
--------------     -------------------              ---------          --------

Common Stock       David T. Chase                1,050,000 shares,      7.29%
                   280 Trumbull Street           owned indirectly(2)
                   Hartford, CT 06103

Common Stock       DTC Holdings Corporation(3)   215,000 shares,        1.49%
                   280 Trumbull Street           owned directly
                   Hartford, CT 06103

Common Stock       The Rhoda and David Chase     71,000 shares,         0.49%
                   Family Foundation, Inc. (4)   owned directly
                   280 Trumbull Street
                   Hartford, CT 06103

Common Stock       The Sandra and Arnold Chase   26,500 shares,         0.18%
                   Family Foundation, Inc. (4)   owned directly
                   280 Trumbull Street
                   Hartford, CT 06103

Common Stock       The Cheryl Chase and Stuart   33,000 shares,         0.23%
                   Bear Family Foundation,       owned directly
                   Inc.(4)
                   280 Trumbull Street
                   Hartford, CT 06103

---------------------------

(1)  The Darland Trust is a trust for the benefit of Cheryl A. Chase and her children. The trustee of this trust is Rothschild Trust Cayman Limited.
(2)  All of the shares listed for David T. Chase are included in the shares listed for Rhoda L. Chase, his wife, Cheryl A. Chase, his daughter, Arnold
     L. Chase, his son, and The Darland Trust.
(3)  DTC Holdings Corporation was formerly known as American Ranger, Inc. It is a wholly-owned subsidiary of D.T. Chase Enterprises, Inc. and is indirectly owned and controlled by David T. Chase, Rhoda L. Chase, Cheryl A. Chase,
     Arnold L. Chase, trusts for the benefit of Arnold L. Chase and his children, and trusts for the benefit of Cheryl A. Chase and her children.
     D.T. Chase Enterprises, Inc. has its address at 280 Trumbull Street,
     Hartford, CT 06103.
(4)  The Chase family foundations are charitable private foundations that are controlled by Cheryl A. Chase, Arnold L. Chase and David T. Chase.

There is no other person or group of persons known to UIL Holdings to be the beneficial owner of more than 5% of the shares of UIL Holdings' common stock as of the close of business on March 11, 2002.

NOMINEES FOR ELECTION AS DIRECTORS

Unless you instruct otherwise on the proxy form, shares to which the form relates will be voted in favor of the persons listed below for election as directors of UIL Holdings. Although UIL Holdings knows of no reason why any of the persons listed below will be unable to serve as director, if that should occur, your shares will be voted for any other person or persons that the present board of directors will determine. All of the nominees listed below, except William F. Murdy, were elected directors at the last annual meeting. The stated age of the director nominees will be their age at May 15, 2002. The board of directors has adopted a policy that states that a director will not be a candidate for re-election after his or her seventieth birthday.

                        NAME, PRINCIPAL OCCUPATION, OTHER
                 CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                      DIRECTOR
                     DURING THE PAST FIVE YEARS OF NOMINEE                        AGE   SINCE
                     -------------------------------------                        ---   -----

Thelma R. Albright                                                                55     1995
Retired President, Carter Products Division, Carter-Wallace, Inc., Cranbury, New
Jersey, a consumer and health care products manufacturer.  Also, Director, The
United Illuminating Company, Imagistics International Inc., and Advisor to the
Board of Armkel, LLC.

Marc C. Breslawsky                                                                59     1995
Chairman and CEO, Imagistics International Inc., Trumbull, Connecticut, a
corporation providing document solutions and services to large and mid-size
businesses.   Also, Director, The United  Illuminating Company, Imagistics
International Inc., C.R. Bard, Inc., Pittston Corp., Cytyc Corporation,
Connecticut Business and Industry Association; Vice Chairman of the Governor's
Council of Economic Competitiveness and Technology; Member, Board of Governors,
the State of Connecticut/Red Cross Disaster Relief Cabinet; and Trustee, Norwalk
Hospital.

David E. A. Carson                                                                67     1993
Prior to his retirement in 1999, Mr. Carson was Chief Executive Officer of
People's Bank and People's Mutual Holdings, Bridgeport, Connecticut, commercial banking institutions.  Also, Director, The United Illuminating Company,
Bridgeport Public Education Fund, Mass Mutual Institutional Funds, MML Series
Investment Funds, American Skandia Trust, American Skandia  Advisor Funds,
American Skandia Master Trust, Old State House, Hartford, Connecticut, The
Bushnell, Hartford, Connecticut, and Hartford Stage Company; and Co-Chairman
Business Advisory Committee of Connecticut Commission on Children.

Arnold L. Chase                                                                   50     1999
Member of the Board of Directors and President, Gemini Networks, Inc., Hartford,
Connecticut, an open-access, hybrid fiber coaxial communications network provider, and Executive Vice President, Chase Enterprises, Hartford,
Connecticut, an investment holding company. Also, Director, The United
Illuminating Company, Old State House Association, and Science Center of
Connecticut.

John F. Croweak                                                                   65     1987
Retired Chairman of the Board of Directors, Anthem Blue Cross and Blue Shield of
Connecticut, Inc., North Haven, Connecticut, a healthcare insurance provider.
Prior to his retirement in 1997, Mr. Croweak served as Chairman of the Board of
Directors and Chief Executive Officer of Anthem Blue Cross and Blue Shield of
Connecticut and its predecessor, Blue Cross and Blue Shield of Connecticut, Inc.
Also Chairman of the Board of Directors, Connecticut American Insurance Company,
ProMed Systems, Inc., OPTIMED Medical Systems and Signal Medical Services, Inc.;
and Director, The United Illuminating Company, BCS Financial, The New Haven
Savings Bank, Quinnipiac University, Opticare and Anthem, Inc.

                        NAME, PRINCIPAL OCCUPATION, OTHER
                 CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                       DIRECTOR
                     DURING THE PAST FIVE YEARS OF NOMINEE                        AGE    SINCE
                     -------------------------------------                        ---    -----

Robert L. Fiscus                                                                  64     1992
Vice Chairman of the Board of Directors and Chief Financial Officer, UIL
Holdings Corporation, Vice Chairman of the Board of Directors, The United
Illuminating Company, a direct subsidiary of UIL Holdings Corporation; and
President and Chief Financial Officer, United Resources, Inc., a direct subsidiary of UIL Holdings Corporation. Mr. Fiscus served as President and
Chief Financial Officer of The United Illuminating Company during the period
January 1, 1997 to February 23, 1998, Vice Chairman of the Board of Directors
and Chief Financial Officer from February 23, 1998 to October 25, 1999, Vice
Chairman of the Board of Directors, Chief Financial Officer, Treasurer and
Secretary from October 25, 1999 to June 26, 2000, Vice Chairman of the Board of
Directors and Chief Financial Officer from June 26, 2000 to February 26, 2001 and has served as Vice Chairman of the Board of Directors since February 26,
2001. He also served as Vice Chairman of the Board of Directors and Chief
Financial Officer of UIL Holdings Corporation from its inception on March 22,
1999 to October 25, 1999, Vice Chairman of the Board of Directors, Chief
Financial Officer, Treasurer and Secretary from October 25, 1999 to August 28,
2000 and has served as Vice Chairman of the Board of Directors and Chief
Financial Officer since August 28, 2000. Also, Director, Bridgeport Regional
Business Council, The Aristotle Corporation, and Bridgeport Area Foundation;
and Trustee, Central Connecticut Coast Young Men's Christian Association, Inc.

Betsy Henley-Cohn                                                                 49     1989
Chairperson of the Board of Directors and Treasurer, Joseph Cohn and Son, Inc.,
New Haven, Connecticut, a construction sub-contracting business.  Also,
Chairperson of Birmingham Utilities, Inc.; and Director, The United
Illuminating Company, The Aristotle Corporation and former Director of Citizens
Bank of Connecticut.

John L. Lahey                                                                     55     1994
President, Quinnipiac University, Hamden, Connecticut. Also, Director, The
United Illuminating Company, Yale-New Haven Hospital and The Aristotle
Corporation; Vice Chairman and Director, Regional Plan Association Board, New
York, New York; and Member, Greater New Haven Regional Leadership Council and
Accreditation Committee of the American Bar Association.

F. Patrick McFadden, Jr.                                                          64     1987
Retired Chairman of the Board of Directors, Citizen's Bank of Connecticut, New
Haven, Connecticut, a commercial banking institution.  During 1997, Mr. McFadden was President, Chief Executive Officer and Director, The Bank of New Haven and
BNH Bancshares, Inc., New Haven, Connecticut, commercial banking institutions.
Also, Vice-Chairman of the Board of Directors, Yale-New Haven Health Services
Corporation; Director, The United Illuminating Company and Higher One, a banking company in formation; and Member, Representative Policy  Board of the South
Central Connecticut Regional Water District.

Daniel J. Miglio                                                                  61     1999
Retired Chairman, President and Chief Executive Officer of SNET Corporation and
the Southern New England Telephone Company, New Haven, Connecticut,
telecommunications companies. Also, Director, The United Illuminating Company,
The Aristotle Corporation, Yale-New Haven Health Services Corporation, The New
Haven Symphony Orchestra and Connecticut Public Broadcasting; and Chairman,
International Festival of Arts and Ideas.

                        NAME, PRINCIPAL OCCUPATION, OTHER
                 CORPORATE AFFILIATIONS AND PRINCIPAL OCCUPATIONS                       DIRECTOR
                     DURING THE PAST FIVE YEARS OF NOMINEE                        AGE    SINCE
                     -------------------------------------                        ---    -----

William F. Murdy                                                                  60     2001
Chairman of the Board of Directors and Chief Executive Officer of Comfort
Systems USA, a national consolidation of heating, ventilation, air conditioning and related services companies serving the commercial and industrial markets.
During 1997, Mr. Murdy was the President and Chief Executive Officer of General
Investment and Development, a diversified real estate operating company. From late 1997 until July of 1999, he served as Chairman, President and Chief
Executive  Officer of LandCare USA, Inc., a national consortium of large commercial landscape and tree service companies; and from July of 1999 until his election as Chairman of the Board of Directors and Chief Executive Officer of
Systems USA in 2000, he served as Interim President and Chief Executive Officer of Club Quarters, a chain of corporate membership hotels. Also, Director, The
United Illuminating Company, NetVersant Solutions, Eventra and Simulis; and
Member, National Board and Executive Committee of Business Executives for
National Security, the Council of Foreign Relations, the Board of Trustees of
the Association of Graduates of the U.S. Military Academy, and the National
Advisory Board of the Boy Scouts of America.

James A. Thomas                                                                   63     1992
Associate Dean, Yale Law School, New Haven, Connecticut. Also, Trustee, Yale-New
Haven Hospital; Director, The United Illuminating Company, People's Bank, Sea
Research Foundation and Imagistics International Inc.; and Chairman of the Board
of Trustees, People's Mutual Holdings.

Nathaniel D. Woodson                                                              60     1998
Chairman of the Board of Directors, President and Chief Executive Officer, UIL
Holdings Corporation; Chairman of the Board of Directors and Chief Executive
Officer, The United Illuminating Company, a direct subsidiary of UIL Holdings
Corporation; and Chairman of the Board of Directors, United Resources, Inc., a
direct subsidiary of UIL Holdings Corporation. Mr. Woodson served as President of The United Illuminating Company during the period February 23, 1998 to
May 20, 1998; President and Chief Executive Officer during the period May 20,
1998 to December 31, 1998; and Chairman of the Board of Directors, President and
Chief Executive Officer of The United Illuminating Company during the period
December 31, 1998 to February 1, 2001. He has served as Chairman of the Board of Directors and Chief Executive Officer of The United Illuminating Company
since February 1, 2001 and Chairman of the Board of Directors, President and
Chief Executive Officer of UIL Holdings Corporation since its inception on
March 22, 1999. Also, Director, New Haven Savings Bank, The Enterprise Center,
CURE (Connecticut United for Research Excellence) and Empower New Haven;
Trustee, Yale New-Haven Hospital; Member, Governor's Council on Competitiveness
and Technology; and Chairman, Regional Leadership Council and Regional Growth
Partnership.

During the year 2001, the board of directors of UIL Holdings held nine meetings.
The average attendance record of the directors was 94.2% for meetings of the UIL
Holdings board of directors and its committees held during 2001.

Ms. Henley-Cohn and Messrs. Croweak, McFadden and Woodson serve on the Executive
Committee of the board of directors. The Executive Committee is a standing
Committee that has and may exercise all the powers of the board of directors when it is not in session. The Executive Committee of UIL Holdings' board of directors held three meetings during 2001.

Ms. Henley-Cohn and Messrs. Carson, Croweak, Miglio, Murdy and Thomas serve on the Audit Committee of the board of directors. The Audit Committee is a standing committee that oversees financial accounting and reporting practices; evaluates the reliability of the system of internal controls; assures the objectivity of independent audits;

explores other issues that it deems may potentially affect UIL Holdings; and
makes recommendations in these regards to the officers and to the board of directors.  The Audit Committee of UIL Holdings' board of directors held five meetings during 2001.

Ms. Albright and Messrs. Carson, Chase, Lahey, McFadden and Miglio serve on the
Compensation and Executive Development Committee of the board of directors. The
Compensation and Executive Development Committee is a standing committee that reviews the performance of the officers; reviews and recommends to the board of directors the levels of compensation and other benefits paid and to be paid to the officers; reviews and administers incentive compensation programs for the officers; recommends to the board of directors changes in these programs;
reviews the recommendations of management for its succession planning and the selection of officers; and reviews the investment standards, policies and objectives established for, and the performance and methods of, the pension plan investment managers. The Compensation and Executive Development Committee of UIL
Holdings' board of directors held seven meetings during 2001.

Mmes. Albright and Henley-Cohn and Messrs. Breslawsky, Chase, Croweak, Lahey and
McFadden serve on the Committee on Directors of the board of directors. The
Committee on Directors is a standing committee that recommends policy with respect to the composition, organization, practices and compensation of the board of directors and performs the nominating function for the board of directors. The Committee on Directors of UIL Holdings' board of directors held seven meetings during 2001. The Committee on Directors will consider nominees for election as directors recommended by shareowners upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Corporate Secretary of UIL
Holdings.

Ms. Henley-Cohn and Messrs. Breslawsky, Carson, Fiscus, Miglio, Thomas and
Woodson serve on the Strategic Direction and Finance Committee of the board of directors. The Strategic Direction and Finance Committee is a standing committee that assists the Chief Executive Officer and senior management with the development of an overall strategic plan, taking into account key strategic issues and providing a focus for defining and implementing the annual goals and projects comprising corporate business and operational plans. The committee also reviews the financial decisions and transactions necessary to execute the strategic plan, and examines, at least annually, projected income, cash flow and capital structure. The Strategic Direction and Finance Committee of UIL
Holdings' board of directors held five meetings during 2001.

TRANSACTIONS WITH MANAGEMENT

Under a lease agreement dated May 7, 1991, one of UIL Holdings' direct subsidiaries, The United Illuminating Company (UI), leased its corporate headquarters offices in New Haven from Connecticut Financial Center Associates
Limited Partnership, which is controlled by Arnold L. Chase and members of his immediate family. During 2001, UI's lease payments to the partnership totaled
$7.6 million.

One of UIL Holdings' indirect subsidiaries, United Capital Investments, Inc.
(UCI), has invested $3.75 million to purchase a minority ownership interest in
Gemini Networks, Inc. (Gemini). Gemini proposes to develop, build and operate an open-access, hybrid fiber coaxial communications network serving business and residential customers in the Northeastern United States. Gemini is a corporation controlled by the David T. Chase family; and Arnold L. Chase is a member of the
Board of Directors and President of Gemini.

CORPORATE GOVERNANCE STANDARDS

The board of directors has approved the following corporate governance standards for the discharge of its duties to UIL Holdings and its shareowners:

The Board of Directors (the Board) of UIL Holdings will discharge its duties in accordance with both the letter and the spirit of all of the laws and governmental regulations that are applicable to UIL Holdings and its operations, including the Standards of Conduct prescribed for individual Directors by the
Connecticut Business Corporation Act. This is the Board's primary governance standard; and the following requirements and proscriptions, which are reviewed by the Board annually and are subject to revision from time to time, are intended to serve as supportive standards in this regard.

BOARD MEMBERS
-------------

     o    The entire Board will be elected annually.

     o    A Director will not be a candidate for reelection after his or her seventieth birthday.

     o    As a general rule, former executive officers of UIL Holdings will not be candidates for election as Directors.

     o    A Director will not be a candidate for election to a sixth term unless he or she is the beneficial owner, directly or indirectly, of at least
          1,200 shares of UIL Holdings' Common Stock.

BOARD COMMITTEES
----------------

     o    Committees of the Board, and members of committees of the Board, will be appointed by affirmative vote of Directors holding a majority of the Directorships.

     o    The  membership of the Audit Committee and the Compensation and
          Executive Development Committee will consist entirely of independent
          Directors.

     o    The Committee on Directors will review, annually, the effectiveness of the Board.

FUNCTIONING OF THE BOARD
------------------------

     o    Directors will receive materials relative to agenda items as far in advance of Board meetings as feasible.

     o    When the Chief Executive Officer of UIL Holdings serves as the
          Chairman of the Board, the senior independent Director, in terms of service, will preside at meetings of the Board at which the Chairman of the Board and Chief Executive Officer is not in attendance, and at executive sessions of independent Directors of the Board, and will also serve as an ex officio member of the Committee on Directors of the Board.

     o    The Board will review, annually, a strategic plan and approve, annually, an operating plan for UIL Holdings.

OFFICERS
--------

     o    The Board will evaluate, annually, in an executive session of independent Directors of the Board, the performance of the Chief
          Executive Officer of UIL Holdings.

     o    The Chief Executive Officer will report, annually, to the Compensation and Executive Development Committee of the Board, and to the Board,
          regarding succession planning and management development.

     o    Acceptance by any Officer of UIL Holdings of a compensated appointment to the governing  body of another business entity will be subject to prior approval by the Board.

     o    Officers of UIL Holdings will be required to be beneficial Owners, directly or indirectly, of shares of the Common Stock of UIL Holdings in amounts and within time periods determined by the Chief Executive
          Officer of UIL Holdings.

     o    Incentive compensation plans will link compensation directly and objectively to measurable goals set in advance by the Board on the recommendation of the Compensation and Executive Development Committee
          of the Board.

     o    Awarded stock options will not be repriced, except in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in the corporate structure or shares of UIL Holdings.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table shows the number of shares of UIL Holdings' common stock beneficially owned, directly or indirectly, as of March 11, 2002, by each director, by the person who served as Chief Executive Officer during 2001, and by each of the four other most highly compensated persons who served as executive officers during 2001, and by all of the directors and executive officers of UIL Holdings as a group.

                                                              TOTAL SHARES
       NAME OF INDIVIDUAL OR                                  BENEFICIALLY
       NUMBER OF PERSONS IN                STOCK     STOCK   OWNED DIRECTLY
       GROUP                     SHARES   OPTIONS    UNITS   OR INDIRECTLY*
     --------------------------  -------  -------    ------  --------------

     Thelma R. Albright              255    4,500     7,533      12,288
     Marc C. Breslawsky              100    4,500     9,155      13,755
     David E.A. Carson             1,102    4,500    13,105      18,707
     Arnold L. Chase             237,800    1,500     2,640     241,940
     John F. Croweak                 957    4,500     5,257      10,714
     Robert L. Fiscus             27,356   20,001         -      47,357
     Betsy Henley-Cohn             4,560    4,500     2,276      11,336
     John L. Lahey                 3,627    4,500     1,038       9,165
     F. Patrick McFadden, Jr.      2,817    4,500     3,637      10,954
     Daniel J. Miglio              8,000        -     2,901      10,901
     William F. Murdy              1,000        -       461       1,461
     James A. Thomas               2,469    1,500     1,802       5,771
     Nathaniel D. Woodson         28,434        -         -      28,434
     Gregory E. Sages              1,722        -         -       1,722
     Charles J. Pepe               2,470        -         -       2,470
     Susan E. Allen                1,311        -         -       1,311

     16 Directors and Officers as
     a group; including those
     named above                 323,980   54,501    49,805     428,286

* The number of shares of common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately 1.7% of the
14,402,628 shares of common stock outstanding as of March 11, 2002. The number of shares of common stock beneficially owned by each of the other persons included in the table is less than 1.0% of the outstanding shares of common stock as of March 11, 2002; and the number of shares of common stock beneficially owned by all of the directors and officers as a group represents approximately 3.0% of the outstanding shares of common stock as of March 11,
2002.

The number of shares listed in the above stock ownership table includes those held for the benefit of officers that are participating in the 401(k)/Employee
Stock Ownership Plan; shares that may be acquired as of March 11, 2002 through the exercise of stock options under UIL Holdings' 1990 and 1999 Stock Option
Plans; and stock units that

are in stock accounts under the Non-Employee Directors Common Stock and Deferred
Compensation Plan, described below at "Director Compensation."  Stock units in this plan are payable, in an equivalent number of shares of UIL Holdings' common stock, upon termination of service on the board of directors.

The numbers in the above stock ownership table are based in part on reports furnished by the directors and officers. The shares reported for Mr. Chase do not include shares held by other members of his family or entities owned or controlled by him and them, which are described at "Principal Shareowners"
above. Mr. Chase does not admit beneficial ownership of any shares other than those shown in the foregoing table, and he has denied that he has acted, or is acting, as a member of a partnership, limited partnership or syndicate, or group of any kind for the purpose of acquiring, holding or disposing of UIL Holdings'
common stock. With respect to other directors and officers, the shares reported in the above stock ownership table include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership.

Each of the persons included in the above stock ownership table has sole voting and investment power as to the shares of common stock beneficially owned, directly or indirectly, by him or her, except that voting and investment power is held by the other people or entities described below with respect to the number of shares listed opposite their respective names:

                                                NAME OF OTHER PERSON OR
                                                 ENTITY HOLDING VOTING
     NAME               NUMBER OF SHARES         AND INVESTMENT POWER
     ----               ----------------         --------------------

 David E.A. Carson               177               Spouse
 Robert L. Fiscus                700               Trust
 Betsy Henley-Cohn             2,035               Trust
 Nathaniel D. Woodson         27,919               Trust
 Charles J. Pepe                  22               Custodian for Minor Child

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires UIL Holdings'
directors and officers, and persons who own more than 10% of a registered class of UIL Holdings' equity securities, to file with the Securities and Exchange
Commission (SEC) and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of UIL Holdings' common stock and other equity securities of UIL Holdings. Directors, officers and
greater-than-ten-percent shareowners are required by SEC regulations to furnish
UIL Holdings with copies of all Section 16(a) forms they file.

To UIL Holdings' knowledge, based solely on review of reports furnished to UIL
Holdings and written representations that no other reports were required, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent shareowners were complied with.

                                       10

EXECUTIVE COMPENSATION

The following table shows the annual and long-term compensation, for services in all capacities to UIL Holdings and its subsidiaries for the years 2001, 2000 and
1999, of the person who served as UIL Holdings' Chief Executive Officer during
2001 and of the person who served as its Chief Financial Officer during 2001. In addition, the table shows the annual and long-term compensation, for services in all capacities to UIL Holdings and its subsidiaries for the years 2000 and 2001, of the three other most highly compensated executive officers of UIL Holdings who were serving as its executive officers at December 31, 2001:

                                                                    LONG-TERM COMPENSATION
                                                                    ----------------------
         NAME AND                       ANNUAL COMPENSATION   SECURITIES UNDERLYING  LTIP       ALL OTHER
                                        -------------------
      PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)    PAYOUTS($)  COMPENSATION($)
      ------------------         ----   ---------   --------   ---------------    ----------  ---------------

Nathaniel D. Woodson             2001    $482,000   $289,300       46,000          $   -          $6,061
Chairman of the Board of         2000     421,750    210,000       36,500           152,797        5,950
Directors, President and Chief   1999     409,000    220,000       21,000              -         169,338
Executive Officer

Robert L. Fiscus                 2001    $313,000   $138,800       24,600          $   -          $9,115
Vice Chairman of the Board of    2000     240,175    105,000       18,500           122,238        8,966
Directors and Chief Financial    1999     231,500    110,000       15,500           334,141        8,471
Officer

Gregory E. Sages                 2001    $209,625    $98,400       12,500              -          $5,812
Vice President Finance           2000      90,750     29,400        4,600              -          38,109

Charles J. Pepe                  2001    $137,625    $39,700        2,900          $   -          $7,280
Treasurer and Assistant          2000     124,750     37,500        3,400            24,448        7,167
Secretary

Susan E. Allen                   2001    $121,000    $35,000        2,900              -          $5,223
Vice President, Investor         2000      93,377     12,918        1,700              -           3,991
Relations, Corporate Secretary
and Assistant Treasurer

None of the persons named in the table received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned
"Salary($)," "Bonus($)," "LTIP Payouts($)" and "All Other Compensation($)." None
of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in group life, health and hospitalization plans that are available generally to all salaried employees and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by that person, did not exceed the lesser of $50,000 or 10% of the total salary and bonus compensation received by him or her for the year.

The amounts appearing in the column captioned "Annual Compensation - Bonus($)"
in the above table are awards earned pursuant to the Executive Incentive
Compensation Program described below.

The amounts appearing in the column captioned "Long-Term Compensation -
Securities Underlying Options/SARs (#)" are numbers of stock options on shares of UIL Holdings' common stock granted under the 1999 Stock Option Plan described below at "Proposal to Increase the Maximum Numbers of Shares of Common Stock for
Which Stock Options May Be Granted Under Our 1999 Stock Option Plan". The
options are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date.

The amount listed for each person in the column captioned "Long-Term
Compensation - LTIP Payouts($)" for the year 2000 is the amount earned for the
1998-2000 performance period under the 1996 Long-Term Incentive Program. The cash payouts were made in February 2001. The amount listed for Mr. Fiscus for the year 1999 is the

                                       11

amount that he earned for the 1997-1999 performance period  under the 1996
Long-Term Incentive Program. The cash payout was made in February 2000. The 1996
Long-Term Incentive Program was established for the purposes of (i) promoting the long-term success of UIL Holdings' direct subsidiary, UI, by attracting, retaining and providing financial incentives to key employees in a position to make significant contributions toward that success, (ii) linking the interests of the key employees to the interests of the shareowners, and (iii) encouraging the key employees to maintain proprietary interests in UI and achieve extraordinary job performance levels.  Under the program, an initial three-year performance period commenced on January 1, 1996 and additional three-year performance periods commenced on January 1, 1997 and January 1, 1998. In 1999, stock options under the 1999 Stock Option Plan described below were substituted for the 1996 Long-Term Incentive Program.

The amounts appearing in the column captioned "All Other Compensation," except the amounts shown for Mr. Woodson and Mr. Sages, are cash contributions to the
401(k)/Employee Stock Ownership Plan on behalf of each of the persons named for
(i) a match of pre-tax elective deferral contributions by him or her to the plan from his or her salary and bonus compensation (included in the columns captioned
"Salary($)" and "Bonus($)"), and (ii) an additional contribution equal to 25% of the dividends paid on his or her shares in the plan. Cash contributions of
$5,521, $5,950 and $6,061 were made on behalf of Mr. Woodson for these purposes during 1999, 2000 and 2001 respectively, and are included in the amounts appearing in this column. In addition, in 1999, Mr. Woodson received $163,817 as reimbursement for the costs associated with selling his former residence in
Pennsylvania. Cash contributions of $3,109 and $5,812 were made on behalf of Mr.
Sages in 2000 and 2001, respectively, for the purposes described above, and are included in the amount appearing in this column. In addition, Mr. Sages received a bonus of $35,000 in 2000 at the time of his employment.

The Executive Incentive Compensation Program was established in 1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareowners and customers, and (iii) encouraging effective management teamwork among the executives and key managers. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers' performance as a group with respect to strategic opportunities during that year. Eligible officers, performance levels and specific goals are determined each year by directors who are not employees, and incentive awards are paid following action by the board of directors after the close of the year. Incentive awards are made from individual target incentive award amounts, which are prescribed percentages of the individual participants' salaries, ranging from 20% to 70% depending on each participant's payroll salary grade. A participant may, by achieving his or her pre-established performance levels with respect to specific shareowner goals, customer goals and individual goals for a year, become eligible for an incentive award for this achievement of up to 150% of his or her target incentive award amount for that year.

UIL Holdings' direct subsidiary, UI, has entered into an employment agreement with Mr. Woodson, which continues in effect until terminated by UI at any time or by Mr. Woodson on six months' notice. This agreement provides that the annual salary rate of Mr. Woodson will be $400,000, subject to upward revision by the board of directors at such times as the salary rates for other officers are reviewed by the directors, and subject to downward revision by the board of directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salary paid to Mr. Woodson in 1999, 2000 and 2001, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when Mr.
Woodson's employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.0% of his highest three-year average total salary and bonus compensation times the number of years
(not to exceed 30) of his deemed service as an employee, and (B) is the annual benefit payable to him under the UI pension plan. If UI terminates Mr. Woodson's employment on less than three years' notice and without cause, he will receive four benefits: (i) He will be paid the present value of his supplemental retirement benefit. The present value of the benefit will be calculated by assuming that he retires at his normal retirement date and lives until the age when an average person dies. (ii) He will continue to receive his then-current salary for a period of three years. (iii) He will continue to participate in the employee benefit plans and programs for one year. (iv) If his termination occurs in connection with a change in control of UIL Holdings, the three-years' salary continuation benefit will be accelerated into an immediate lump-sum payment, and he will choose either a cash severance payment equal to a year of his

                                       12

then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans. Under UIL Holdings' Change in Control
Severance Plan, if Mr. Woodson's employment is terminated without cause within two years following a change in control of UIL Holdings, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of three years' compensation at his then-current salary and bonus rate, an increase of three years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans, and three years of continued participation in its employee benefit plans and programs.

UI has also entered into an employment agreement with Mr. Fiscus, which continues in effect until terminated by UI on three years' notice or by Mr.
Fiscus on six months' notice. This agreement provides that the annual salary rate of Mr. Fiscus will be $218,400, subject to upward revision by the board of directors at such times as the salary rates of other officers are reviewed by the directors, and subject to downward revision by the board of directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salary paid to Mr. Fiscus in 1999, 2000 and 2001, shown on the above table, was paid pursuant to this agreement. This agreement also provides that when Mr. Fiscus'
employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.2% of his highest three-year average total salary and bonus compensation times the number of years of his service deemed as an employee, which number of years is not to exceed 30 years, and (B) is the annual benefit payable to him under the UI pension plan. If UI terminates Mr. Fiscus' employment on less than three years' notice and without cause, he will receive four benefits: (i) He will be paid the present value of his supplemental retirement benefit. The present value of the benefit will be calculated by assuming that he retires at his normal retirement date and lives until the age when an average person dies. (ii) He will continue to receive his then-current salary for a period of three years. (iii) He will continue to participate in the employee benefit plans and programs for three years. (iv) If his termination occurs in connection with a change in control of UIL Holdings, the three-years' salary continuation benefit will be accelerated into an immediate lump-sum payment, and he will choose either a severance payment equal to two years of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans. Under UIL Holdings'
Change in Control Severance Plan, if Mr. Fiscus' employment is terminated without cause within two years following a change in control of UIL Holdings, he will be entitled to receive, in lieu of his employment agreement termination benefits, a severance payment of two years' compensation at his then-current salary and bonus rate, an increase of two years of service in the calculation of his supplemental retirement benefit and the benefits payable under the UI retiree medical benefit plans, and two years of continued participation in its employee benefit plans and programs.

UI has also entered into employment agreements with Ms. Allen and Messrs. Pepe and Sages, each of which continues in effect until terminated by UI at any time or by the officer on six months' notice. These agreements provide that the annual salary rates of Ms. Allen and Messrs. Pepe and Sages will be $100,000,
$100,000 and $165,000, respectively, subject to upward revision by the board of directors at such times as the salary rates for other officers are reviewed by the directors, and subject to downward revision by the board of directors contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL Holdings. The salaries paid to Ms. Allen and Messrs. Pepe and Sages in 2000 and 2001, shown on the above table, were paid pursuant to these agreements. Mr. Pepe's agreement also provides that when his employment by UI terminates after he has served in accordance with its terms, UI will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is
1.9% of his highest three-year average total salary and bonus compensation times the number of years of his deemed service as an employee, which number of years is not to exceed 25 years, plus 0.1% of his highest three-year average total salary and bonus times the number of years of his deemed service as an employee in excess of 25 years, which number of years is not to exceed 5 years, and (B)
is the annual benefit payable to him under the UI pension plan. If UI terminates
Mr. Pepe's employment without cause, he will choose either a severance payment equal to two years of his then-current salary and bonus compensation, or an increase of any combination of years of age, or years of service as an employee, totaling six, for purposes of calculating his retirement benefit and the benefits payable under the UI retiree medical benefit plans. If UI terminates
Ms. Allen's or Mr. Sages' employment without cause, she or he will receive a severance payment equal to two years of this then-current salary and bonus, two years of continued

                                       13

participation in UI's employee benefit plans and programs, and the addition of two years of service as an employee for purposes of calculating the benefits payable to her or him under the UI retiree medical benefit plans. Under UIL
Holdings' Change in Control Severance Plan, if the employment of any of these officers is terminated without cause within two years following a change in control of UIL Holdings, the officer will be entitled to receive, in lieu of his or her employment agreement termination benefits, a severance payment of two years' compensation at his or her then-current salary and bonus rate, an increase of two years of service in the calculation of his or her retirement benefit and the benefits payable under the UI retiree medical benefit plans, and two years' of continued participation in its employee benefits plans and programs.

A trust fund has been established for the funding of the supplemental retirement benefits accruing under the employment agreements with Messrs. Woodson, Fiscus and Pepe and to ensure the performance of other payment obligations under each of these employment agreements. The trust fund also provides funding for UIL
Holdings' Change in Control Severance Plan in the event of a change in control of UIL Holdings.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                         NUMBER OF    % OF TOTAL
                        SECURITIES   OPTIONS/SARS
                        UNDERLYING    GRANTED TO    EXERCISE OR                    GRANT
                       OPTIONS/SARS  EMPLOYEES IN   BASE PRICE    EXPIRATION    DATE PRESENT
     NAME              GRANTED (#)   FISCAL YEAR    ($/SHARE)         DATE       VALUE $ (1)
     -----             -----------   -----------    ---------         ----       -----------

Nathaniel D. Woodson      46,000         35.2%      $45.17500       03/26/11       $445,950
Robert L. Fiscus          24,600         18.8        45.17500       03/26/11        238,486
Gregory E. Sages          12,500          9.6        45.17500       03/26/11        121,182
Charles J. Pepe            2,900          2.2        45.17500       03/26/11         28,114
Susan E. Allen             2,900          2.2        45.17500       03/26/11         28,114

(1) Based on valuations using the binomial option methodology. Specific factors included in the valuation include: volatility of 24.75%, a risk-free interest rate of 6.25%, a dividend yield of 6.11% and a time to exercise of
    10 years. The binomial option methodology is used to determine the executive stock option grants.

These are stock options on shares of UIL Holdings' common stock granted on March
26, 2001 to Messrs. Woodson, Fiscus, Pepe and Sages and Ms. Allen. The options include reload rights and are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date.

STOCK OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES

The following table shows aggregated common stock option exercises during 2001 by the Chief Executive Officer and each of the other four most highly compensated executive officers of UIL Holdings, including the aggregate value of gains realized on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and unexercisable options as of
December 31, 2001. Also reported are the values as of December 31, 2001 for
"in-the-money" options, calculated as the positive spread between the exercise price of existing options and the year-end fair market value of UIL Holdings'
common stock.

The amounts listed in the column captioned "Value of Unexercised In-the-Money
Options/SARs at FY-End($)" in the table below represent the fair market value of the shares of common stock underlying the options listed as of December 31, 2001
($51.30 per share) minus the exercise price.

                                       14

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                      SHARES                      UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                     ACQUIRED ON    VALUE        OPTIONS/SARS AT FY-END(#)           AT FY-END($)
                                                 -------------------------           ------------
    NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
    ----             ------------- -----------   ---------------------------  -----------   -------------

Nathaniel D. Woodson    0            $0             74,167        109,333      $552,746       $824,328
Robert L. Fiscus        0             0             27,001         42,099       313,573        339,108
Gregory E. Sages        0             0              1,534         15,566        11,965        100,477
Charles J. Pepe         0             0              2,801          5,999        26,959         51,445
Susan E. Allen          0             0                567          4,033         4,423         26,600

RETIREMENT PLANS

The following table shows the estimated annual benefits payable as a single life annuity under UI's qualified defined benefit pension plan on retirement at age
65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the person's average annual earnings during the three years during which the person's earnings were the highest, applied uniformly to all persons.

       AVERAGE
ANNUAL EARNINGS DURING
    THE HIGHEST 3         ESTIMATED ANNUAL BENEFITS PAYABLE AT AGE 65
                          -------------------------------------------
  YEARS OF SERVICE     20 YEARS  25 YEARS  30 YEARS   35 YEARS   40 YEARS
  ----------------     --------  --------  --------   --------   --------
    $100,000           $32,000    $40,000   $48,000    $48,000    $48,000
     150,000            48,000     60,000    72,000     72,000     72,000
     200,000            64,000     80,000    96,000     96,000     96,000
     250,000            64,000     80,000    96,000     96,000     96,000
     300,000            64,000     80,000    96,000     96,000     96,000
     350,000            64,000     80,000    96,000     96,000     96,000
     400,000            64,000     80,000    96,000     96,000     96,000
     450,000            64,000     80,000    96,000     96,000     96,000
     500,000            64,000     80,000    96,000     96,000     96,000

Earnings amounts listed in the column captioned "Average Annual Earnings During the Highest 3 Years of Service" include annual salary and cash bonus awards paid under the Executive Incentive Compensation Program. See "Executive Compensation"
above. The annual estimated benefit amounts shown in the table are not subject to any deduction for Social Security or other offset amounts.

Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $200,000 for 2001. This limit was used in the preparation of the table. The board of directors has adopted a supplemental executive retirement plan that has permitted the directors to award supplemental retirement benefits to Messrs. Woodson, Fiscus and Pepe and to other officers individually selected by the directors in amounts sufficient to prevent these
Internal Revenue Code limitations from adversely affecting their retirement benefits determined by the pension plan's fixed formula.

As of their last employment anniversary dates, Messrs. Woodson, Fiscus, Pepe and
Sages and Ms. Allen had accrued 4, 29, 23, 1 and 18 years of service, respectively.

                                       15

                               BOARD OF DIRECTORS
                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

All of the members of the Compensation and Executive Development Committee of
the board of directors (the committee) are non-employee directors.

The committee, with the assistance of an outside compensation consulting firm, formulates all of the objectives and policies relative to the compensation of officers, subject to approval by the entire board of directors; and the committee recommends to the board of directors all of the elements of the officers' compensation arrangements, including the design and adoption of compensation programs, the identity of program participants, salary grades and structure, annual payments of salaries, and any awards under annual incentive and long-term incentive programs. The committee held seven meetings in 2001, met in executive session four times and utilized the expertise of outside consultants three times.

The compensation of UIL Holdings' officers for the year 2001, as described above at "Executive Compensation," was paid and awarded to the named individuals as officers of both UIL Holdings and its direct subsidiary, The United Illuminating
Company (UI).

The year 2001 basic executive compensation program consisted of three components: annual salaries, bonuses under an annual incentive compensation program, and long-term incentive program awards. The overall objective of this program is to attract and retain qualified executives and to produce strong financial performance for the benefit of shareowners, while providing a high level of service and value for our customers. Accordingly, all of the committee's decisions, in 2001, have ultimately been based on the committee's assessment of UIL Holdings' performance in these regards. As benchmarks for
2001, the committee compared UIL Holdings' overall performance relative to other energy service and general industry companies of comparable-size, and the compensation practices and programs of other companies that were most likely to compete with UIL Holdings for services of executive officers. Other factors that were considered were corporate strategic objectives and challenges faced.

The committee formulated annual salary ranges for the officers by periodic comparisons to rates of pay for comparable positions in other energy services and general industry companies, as reported in the 2001 Edison Electric
Institute's Executive Compensation Survey (the 2001 EEI Survey). The base salary range granted to each officer was based a weighted blend of base salary levels for comparably-sized companies that reflects UIL Holdings' current portfolio based on revenues (70% median utility and 30% general industry). Within the applicable range, each individual officer's annual salary was then set at a level that would compensate the officer for day-to-day performance, in the light of the officer's level of responsibility, past performance, prior year's salary and bonus, and potential future contributions to strategic objectives.

As described in detail above at "Executive Compensation," the annual incentive compensation program and the long-term incentive program have somewhat different purposes. Under the annual Executive Incentive Compensation Program, cash awards may be made each year to officers based on their achievement of performance levels formulated by the committee with respect to (1) specific shareowner financial goals, (2) specific business unit goals, (3) specific team/individual goals, and (4) a qualitative assessment of the officers' performance as a group with respect to strategic opportunities during that year, and based on such other factors as the committee deems relevant. The Long-Term Incentive Program rewards officers for achieving a return to shareowners over three-year periods of time. Under the Long-Term Incentive Program that was replaced by the 1999
Stock Option Plan approved by shareowners in 1999, long-term incentive awards have been linked to the total return to the shareowners compared to a peer group of electric utilities. This program has encouraged officers to continue their service, because the earning of each incentive award has been conditioned upon the officer's continued service for the award's three-year performance period.
Continued service is also a key feature of the 1999 Stock Option Plan. As described above at "Executive Compensation," this plan provides the officers with incentives to contribute to UIL Holdings' success as measured by the market value of its common stock. Except as otherwise provided in the plan, an officer optionee may exercise a stock option only if he or she is, and has continuously been since the date that the stock option was granted, a full-time employee of
UIL Holdings or one of its subsidiaries.

                                       16

For 2001, the bonus opportunities of the officers were targeted by the committee so that the combination of each officer's 2001 salary and annual Executive
Incentive Compensation Program award, assuming that pre-established performance goals were met, would approximate, on average, the 50th percentile of the weighted blend of 70% median utility and 30% general industry salary and target annual award opportunity levels for comparably-sized companies as reported in the 2001 EEI Survey. Goals were established to focus the officers' attention at the corporate level on shareowner financial measures and on a "balanced scorecard," covering financial, operational, customer and human resource measures. A prerequisite threshold level of recurring earnings per share and recurring cash available for capital reduction or investment was specified in order for any bonus to be earned. For 2001, the pre-established shareowner financial goals, accounting for 70% of the bonus awards of the Chairman of the
Board of Directors, President and Chief Executive Officer and the Vice Chairman
of the Board of Directors and Chief Financial Officer and 25-30% of the other officers' bonus awards, included two measures: recurring earnings per share from operations and recurring cash from operations available for capital reduction or investment. For each of the other UIL Holdings' officers, 50-60% of the bonus award for 2001 was based on the achievement of "balanced scorecard" or specific business unit goals. The remaining 30% of the bonus awards of the Chairman of the Board of Directors, President and Chief Executive Officer and the Vice
Chairman of the Board of Directors and Chief Financial Officer and 15-20% of the
other officers' bonus awards for 2001 were based on the committee's qualitative assessment of the performance of all corporate officers as a group with respect to 2001 strategic opportunities. For 2001, this assessment focused on the officers' achievements in the implementation of UIL Holdings' vision, which is to be the company of choice for customers, employees and shareowners and recognized as a leader by the communities served. The committee believed that the implementation plan should include items such as: addressing the issues of
(i) sale of nuclear generating assets, (ii) managing and operating UI's regulated business in a manner that preserved and protected its assets, produced a predicable earnings stream and improved operational excellence (cost management and customer satisfaction), (iii) completing the holding company corporate restructuring, and (iv) making profitable investments in non-regulated businesses.

Although UIL Holdings' earnings per share goal was one of the highest in history for the Corporation, the officers' achievements with respect to 2001 pre-established shareowner financial goals were mixed: 0% of the recurring earnings per share from operations goal and 150% of the recurring cash available for capital reduction or investment goal. The actual earnings per share were the second highest since 1990. Achievements of business unit goals were strong, and ranged between 122% and 139% of the several businesses of UIL Holdings.

Overall, the committee's bonus awards for 2001 under the Executive Incentive
Compensation Program for UIL Holdings' Officers ranged between 82% and 122% of the pre-established targeted awards, depending on the individual officer's achievements, reflecting a strong performance by the officers.

Under the Long-Term Incentive Program, which is now the 1999 Stock Option Plan, the officers were awarded, in 2001, a total of 122,600 Nonqualified Stock
Options, with reload rights. The number of options granted to each officer was based on a weighted blend of 70% median utility and 30% general industry long-term award levels for comparably-sized companies. The committee believes that the partial use of general industry data recognizes the more competitive environment for energy services companies, and that it is an important step toward ensuring the ability to continue attracting, retaining and motivating experienced executive talent.

It is not expected that any compensation paid to an executive officer during
2002 will become non-deductible under Internal Revenue Code Section 162(m).
Section 162(m) provides that no deduction will be available to a publicly-held corporation for any compensation in a tax year paid to any executive officer in excess of $1 million.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 2001

In March of 2001, the committee recommended, and the board of directors approved, a 2001 annual salary of $501,000 for Mr. Woodson, as Chairman of the
Board of Directors, President and Chief Executive Officer. This annual salary was between the median and the 75th percentile salary for this officership position at other electric utilities of a size comparable to UI, as reported in the 2001 Edison Electric Institute's Executive Compensation Survey, and below the 25th percentile of a general industry sample for companies of similar size.
It was the committee's judgment that the salary was appropriate for an executive with the skills and abilities of Mr. Woodson to

                                       17

lead UIL Holdings forward in the competitive business environment for utilities.
Mr. Woodson's bonus performance target for 2001 under the annual Executive
Incentive Compensation Program was set at $350,700, consisting of a prerequisite threshold level of recurring earnings per share from operations goal and pre-established goals with respect to recurring cash from operations available for capital reduction or investment and strategic opportunities, as detailed above.  At the conclusion of 2001, the committee recommended, and the board of directors approved, a 2001 bonus award of $289,300 to Mr. Woodson, representing
82% of his prorated targeted annual performance bonus.

The committee's qualitative assessment of the performance of the corporate officers as a group with respect to strategic opportunities during 2001 was very positive and, in the judgment of the committee, reflected favorably on Mr.
Woodson's leadership.

                COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

                             Thelma R. Albright, Chair
                             David E. A. Carson
                             Arnold L. Chase
                             John L. Lahey
                             F. Patrick McFadden, Jr.
                             Daniel J. Miglio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No director of UIL Holdings who served as a member of the Compensation and
Executive Development Committee during 2001 was, during 2001 or at any time prior thereto, an officer or employee of UIL Holdings. During 2001, no director of UIL Holdings was an executive officer of any other entity on whose board of directors an executive officer of UIL Holdings served.

DIRECTOR COMPENSATION

Directors who are employees receive no compensation for their service as directors.

The remuneration of non-employee directors includes an annual retainer fee of
$21,000, payable $9,000 for service during the first quarter of the year and
$4,000 each for service during the second, third and fourth quarters of the year
(the $9,000 retainer fee payable for service during the first quarter of the year is payable in shares of UIL Holdings' common stock or by credit to a stock account under the Non-Employee Directors Common Stock and Deferred Compensation
Plan described below), plus a fee of $1,000 for each meeting of the board of directors or committee of the board of directors attended. Committee chairpersons receive an additional fee of $750 per quarter year. Non-employee directors are also provided travel/accident insurance coverage in the amount of
$200,000.

The Non-Employee Directors Common Stock and Deferred Compensation Plan has two
features: a mandatory common stock feature; and an optional deferred compensation feature. Each non-employee director has two accounts in the plan: a stock account for the accumulation of units that are equivalent to shares of common stock, and on which amounts equal to cash dividends on the shares of UIL
Holdings' common stock represented by stock units in the account accrue as additional stock units; and a cash account for accumulation of the director's fees payable in cash that the director elects to defer, and on which interest accrues at the prime rate in effect at the beginning of each month at Citibank,
N.A.

Under the common stock feature of the plan, a credit of stock units to each non-employee director's stock account in the plan is made on or about the first day of March in each year, unless the director elects to receive shares of common stock in lieu of having an equivalent number of stock units credited to his or her stock account. Each annual stock account credit consists of a number of whole and fractional stock units equal to the sum of 200 plus the

                                       18

quotient resulting from dividing the retainer fee for the first quarter of the year by the market value of UIL Holdings' common stock on the date of the credit.

Under the deferred compensation feature of the plan, a non-employee director may elect to defer receipt of all or part of (i) his or her retainer fee for service during the second, third and fourth quarters of each year, (ii) his or her committee chairperson fees, and/or (iii) his or her meeting fees, that are payable in cash. All amounts deferred are credited when payable, at the director's election, to either the director's cash account or to the director's stock account (in a number of whole and fractional stock units based on the market value of UIL Holdings' common stock on the date the fee is payable) in the plan.

All amounts credited to a non-employee director's cash account or stock account in the plan are at all times fully vested and nonforfeitable, and are payable only upon termination of the director's service on the board of directors. At that time, the cash account is payable in cash and the stock account is payable in an equivalent number of shares of common stock.

Under the 1999 Stock Option Plan described below at "Proposal to Increase the
Maximum Numbers of Shares of Common Stock for Which Stock Options May Be Granted
Under Our 1999 Stock Option Plan", each non-employee director was granted 4,500 stock options, with reload rights, on March 26, 2001. These options are exercisable at the rate of one-third of the options on each of the first three anniversaries of the grant date, at an exercise price per share of $45.1750, which was the fair market value of UIL Holdings' common stock on March 26, 2001.

SHAREOWNER RETURN PRESENTATION

The line graph appearing below compares the yearly change in UIL Holdings'
cumulative total shareowner return on its common stock with the cumulative total return on the S and P Composite-500 Stock Index, the S and P Public Utility
Index and the S and P Electric Power Companies Index for the period of five fiscal years commencing 1997 and ending 2001.

                  1996       1997        1998       1999       2000      2001
                  ----       ----        ----       ----       ----      ----
  UIL              $100       $153        $180       $189       $194     $211
  S and P 500       100        133         172        208        189      166
  S and P PUB. UTY. 100        125         143        130        208      145
  S and P EL. CO.   100        126         146        118        181      166

*  ASSUMES THAT THE VALUE OF THE INVESTMENT IN UIL HOLDINGS' COMMON STOCK AND
   EACH INDEX WAS $100 ON DECEMBER 31, 1996 AND THAT ALL DIVIDENDS WERE
   REINVESTED. FOR PURPOSES OF THIS GRAPH, THE YEARLY CHANGE IN CUMULATIVE
   SHAREOWNER RETURN IS MEASURED BY DIVIDING (I) THE SUM OF (A) THE CUMULATIVE
   AMOUNT OF DIVIDENDS FOR THE YEAR, ASSUMING DIVIDEND REINVESTMENT, AND (B) THE
   DIFFERENCE IN THE FAIR MARKET VALUE AT THE END AND THE BEGINNING OF THE YEAR,
   BY (II) THE FAIR MARKET VALUE AT THE BEGINNING OF THE YEAR. THE CHANGES
   DISPLAYED ARE NOT NECESSARILY INDICATIVE OF FUTURE RETURNS MEASURED BY THIS
   OR ANY METHOD.

                               BOARD OF DIRECTORS
                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the committee) is responsible for providing independent, objective oversight of UIL Holdings' accounting functions and internal controls. The committee is comprised of six independent directors, and acts under a written charter adopted by the Board of Directors that is included as Appendix A to this Proxy Statement.

UIL Holdings' management, including its internal audit staff, is responsible for
UIL Holdings' internal financial controls and the financial reporting process.
UIL Holdings' independent public accountants are responsible for performing an independent audit of UIL Holdings' consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee's responsibility is to monitor and oversee these processes.

The committee's meetings are structured and conducted to facilitate and encourage open communications between the committee and UIL Holdings' internal audit staff and between the committee and UIL Holdings' independent public accountants, PricewaterhouseCoopers LLP. During these meetings, the committee has reviewed and

                                       20

discussed with management and PricewaterhouseCoopers the quarterly financial statements included in quarterly reports on Form 10-Q filed with the Securities and Exchange Commission during the year ended December 31, 2001 and audited financial statements for the year ended December 31, 2001.  Discussions  with
PricewaterhouseCoopers have also included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
PricewaterhouseCoopers has also  provided to the committee the written disclosures required by Independence Standards Board Standard No. 1
(Independence Discussions with Audit Committees); and the committee has discussed with PricewaterhouseCoopers that firm's independence.

Based on its reviews and discussions with UIL Holdings' management, including its internal audit staff, and with PricewaterhouseCoopers, the committee recommended to the Board of Directors that UIL Holdings' audited financial statements for the year ended December 31, 2001 be included in UIL Holdings'
Annual Report on Form 10-K filed with the Securities Exchange Commission.

For the year ended December 31, 2001, PricewaterhouseCoopers billed UIL
Holdings the following fees for services rendered:
  Audit Fees, for the  audit of UIL Holdings' annual financial statements for the year ended December 31, 2001 and for reviews of the quarterly financial statements included in UIL Holdings'
    Quarterly Reports on Form 10-Q                                    $ 388,300
  Financial Information Systems Design and Implementation Fees             -
  All Other Fees                                                      1,201,769
                                                                      ---------
  Total Fees Billed                                                  $1,590,069

Included in the category "All Other Fees" were fees billed for tax preparation and tax consulting services in an aggregate amount of $251,551, and fees billed for due diligence investigations performed in connection with proposed acquisitions of other businesses in an aggregate amount of $831,103. After review and discussion, the committee has concluded that PricewaterhouseCoopers'
provision of non-audit services to UIL Holdings is compatible with maintaining
PricewaterhouseCoopers' auditor independence.

                                 AUDIT COMMITTEE

                                 John F. Croweak, Chair
                                 David E. A. Carson
                                 Betsy Henley-Cohn
                                 Daniel J. Miglio
                                 William F. Murdy
                                 James A. Thomas

EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors, at a meeting held on January 28, 2002, and in accordance with the recommendation of its Audit Committee, voted to employ the firm of
PricewaterhouseCoopers LLP to make an audit of the books and affairs of UIL
Holdings for the fiscal year 2002. One or more representatives of
PricewaterhouseCoopers LLP will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareowners.

If the shareowners do not, by the affirmative vote of a majority of the shares of common stock represented at the meeting, approve the employment of
PricewaterhouseCoopers LLP as independent public accountants, their employment will be reconsidered by the board of directors.

                                       21

PROPOSAL TO INCREASE THE MAXIMUM NUMBERS OF SHARES OF COMMON STOCK FOR WHICH
STOCK OPTIONS MAY BE GRANTED UNDER OUR 1999 STOCK OPTION PLAN.

In 1999, the shareowners of The United Illuminating Company (UI) approved a 1999
Stock Option Plan, which was established effective on March 22, 1999. Pursuant to the provisions of the plan, when UI was reorganized into a holding company structure in July of 2000, all of the stock options that had been granted and were outstanding were automatically converted into stock options to purchase shares of UIL Holdings' common stock on identical terms, and UIL Holdings assumed the plan, and the board of directors of UIL Holdings, excluding the members who were employees, became the administrators of the plan.

Under the provisions of the 1999 Stock Option Plan approved by the shareowners in 1999, a maximum of 650,000 shares of common stock may be purchased under the plan, and the maximum number of shares that may be covered by stock options granted in any one year to any employee is 50,000.

From the inception of the plan through March 11, 2002, a total of 511,238 stock options have been granted under the plan. Of this number, 127,055 stock options have been exercised, 369,750 remain outstanding, and 14,433 have expired and become available for further grants under the plan. Accordingly, only 153,195 stock options are currently available for further grants under the plan. On
March 25, 2002, the board of directors approved grants of stock options to 17 eligible employees covering a total of 171,200 shares of common stock, including a grant of 76,000 stock options to Mr. Woodson, the Chairman of the Board of
Directors, President and Chief Executive Officer, contingent upon approval by the shareowners of a proposed 700,000-share increase in the maximum number of shares of common stock for which stock options may be granted, and a
100,000-share increase in the limit on the number of shares of common stock that can be covered by options granted in any one year to any employee, under the plan. If approved, the proposal will be effective as of March 25, 2002.

The 1999 Stock Option Plan has served as the only long-term incentive program for management of UIL Holdings and UI since 1999. The board of directors believes that the plan has served the shareowners' interests well in this regard, promoting the profitability of UI and UIL Holdings by:

     o    providing our directors, officers and key full-time employees with incentives to contribute to our success, and

     o    enabling us to attract, retain and reward the best available directors and managerial employees.

In order to continue using the 1999 Stock Option Plan as the long-term incentive program for management of UIL Holdings and UI, the board of directors proposes that the 650,000-share limit on the number of shares of common stock that may be purchased under the plan be increased by 700,000 shares, to 1,350,000 shares, and that the 50,000-share limit on the number of shares that may be covered by options granted in any one year to any employee be increased by 100,000, to
150,000 shares. The board of directors recommends that the shareowners approve these increases.

No other change in the 1999 Stock Option Plan is proposed to be made.

The full text of the 1999 Stock Option Plan, including the proposed changes, is set forth in the attached Appendix B to this proxy statement. The following description and discussion of the 1999 Stock Option Plan is qualified in its entirety by reference to Appendix B.

Unless it is terminated sooner by the board of directors, the 1999 Stock Option
Plan will terminate on March 21, 2009. After termination, no further options will be granted under the plan, although options outstanding on the termination date will not be cancelled by the termination. The shares acquired will be authorized but unissued shares. Options under the 1999 Stock Option Plan may be granted as incentive stock options, intended to qualify for favorable tax treatment under federal law, or as nonqualified stock options. When incentive stock options or nonqualified stock options become exercisable and are exercised by the optionee to whom they have been granted, the optionee pays to us the exercise price per share fixed on the date of the option grant and receives shares of our

                                       22

common stock equal to the number of incentive stock options or nonqualified stock options exercised. All proceeds received by us from the exercise of options are used for general corporate purposes.

The 1999 Stock Option Plan requires that the exercise price per share for all options be equal to or greater than the fair market value of the common stock on the date of the creation of the option. In the case of the creation of any incentive stock option for an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries, the 1999 Stock Option Plan requires that the option exercise price per share be equal to or greater than 110% of the fair market value of shares of common stock on the date the option is created. No option may be repriced after the date of its creation. Fair market value on any date is determined by averaging the high and low sales prices on that date of the common stock on the New York Stock Exchange. (The fair market value of our common stock on March 25, 2002 was $56.605.) The exercise price of an option is payable in cash, by check, or in shares of our common stock having a fair market value on the date the option is exercised equal to the option exercise price of the options being exercised, or any combination of cash, check and shares.

Our board of directors, excluding any board member who is, or within the previous twelve months has been, an employee, administers the 1999 Stock Option
Plan. The administrator selects the optionees, determines the number of stock options to be granted to each optionee, whether the stock options will be nonqualified stock options or incentive stock options, and whether any stock option will include a right to purchase an additional share of common stock contingent upon the option holder's having exercised the stock option and having paid its exercise price in full in shares of our common stock (a "Reload
Right"). The administrator also determines the period within which each stock option granted will be exercisable, and may provide that the stock options will be exercisable in installments.

         The following rules must be observed under the 1999 Stock Option Plan:

          o    no stock option may be exercisable less than one year, or more than ten years, from the date it is granted,

          o    no more than 1/3 of the number of stock options granted to any optionee on any date may first become exercisable in any
               twelve-month period,

          o    in the case of the grant of an incentive stock option to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries, in no event may the stock option be exercisable more than five years from the date it is granted,

          o    in the case of incentive stock options, the number of stock options granted to an optionee on any date that may first become exercisable in any calendar year must be limited to $100,000 divided by the exercise price per share,

          o    an option from the exercise of a Reload Right cannot be exercised before the six-month anniversary of the date when the Reload
               Right was exercised, and it will expire on the same date on which the option from which it arose would have expired if it had not been exercised,

          o    except as otherwise provided in the 1999 Stock Option Plan, an employee optionee may exercise a stock option only if he or she is, and has continuously been since the date of the stock option was granted, a full-time employee of UIL Holdings or one of its subsidiaries.

Upon the termination of a director optionee's service as a director, or of an employee optionee's full-time employment, as a result of retirement, death or disability, all of the optionee's options that are not then exercisable will become immediately exercisable. Upon the termination of an employee optionee's full-time employment for any other reason, all of the optionee's options that are not then exercisable will automatically expire. Stock options exercisable on the date of termination due to death will be exercisable for a period of one year after the date of death. Incentive stock options exercisable on the date of termination due to retirement will be exercisable for a period of

                                       23

three months after termination.  Incentive stock options exercisable on the date of termination due to a disability will be exercisable for a period of one year after termination.  Nonqualified stock options exercisable on the date of termination due to retirement or disability will be exercisable for a period of three years after termination.  All stock options exercisable on the date of voluntary or involuntary termination of full-time  employment due to any cause other than death, retirement or disability will be exercisable as follows:
incentive stock options will be exercisable within three months after the date of termination and nonqualified stock options will be exercisable within five months after the date of termination.  However, if an optionee is terminated for cause or engages in an occupation or business that is a competitor of UIL
Holdings or any subsidiary, all of the optionee's unexercised stock options may be cancelled by the board of directors.

If there is any change of control of UIL Holdings, all stock options that have been granted and have not expired or been exercised will become immediately exercisable.

The board of directors has authority to modify or terminate the 1999 Stock
Option Plan and may suspend and, if suspended, reinstate the 1999 Stock Option
Plan. However, the board of directors is not permitted to alter or impair any stock option previously granted under the 1999 Stock Option Plan without the optionee's consent. Furthermore, no modification or termination may, without the prior approval of our common stock shareowners:

          o    increase the 1,350,000 maximum number of shares that may be acquired by participants under the 1999 Stock Option Plan, or increase the 150,000 maximum number of shares that may be covered by stock options granted in any one year to any employee, except in the case of readjustment of the common stock or a
               recapitalization,

          o    reduce the option price that is established under the 1999 Stock
               Option Plan,

          o    extend the maximum option term under the 1999 Stock Option Plan beyond ten years, or

          o    change the 1999 Stock Option Plan's eligibility requirements.

We believe that, under present federal tax laws, the grant of stock options will create no tax consequences for an optionee or us. Except for the alternative minimum tax, if it is applicable, the optionee will have no taxable income upon exercising an incentive stock option and we will receive no deduction when an incentive stock option is exercised. Upon exercising a nonqualified stock option, the optionee must generally recognize ordinary income equal to the
"spread" between the exercise price and the fair market value of the common stock on the date of exercise. However, optionees who are subject to federal securities law restrictions will, unless they elect otherwise, generally not recognize ordinary compensation income from the exercise of a nonqualified stock option until the restrictions lapse. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above. The tax treatment to an optionee of a disposition of shares acquired under the 1999 Stock Option Plan depends on how long the shares have been held and on whether the shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option, except that we will be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

Although authorized but unissued shares of our common stock are available for issuance from time to time by the board of directors without approval by the shareowners, the proposed increases in the number of shares of common stock for which stock options may be granted is subject to shareowner approval under the provisions of the plan. Accordingly, it is proposed that the shareowners vote at the meeting to approve the 700,000-share increase in the maximum number of shares of common stock for which stock options may be granted, and the
100,000-share increase in the limit on the number of shares that may be covered by options granted in any one year to any employee, under our 1999 Stock Option
Plan. Under Connecticut law and our bylaws, assuming that a quorum is present at the meeting, the proposal to increase the maximum number of shares of common stock for which stock options may be granted, and to increase the maximum number of shares that may be covered by stock options

                                       24

granted in any one year to any employee, under the plan will be approved if the votes cast in favor of the proposal exceed the votes cast against it.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE MAXIMUM NUMBERS OF
SHARES OF COMMON STOCK FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER OUR 1999
STOCK OPTION PLAN.

DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS

Shareowners who intend to present proposals for action at the 2003 Annual
Meeting of the Shareowners are advised that such proposals must be received at the principal executive offices of UIL Holdings by December 6, 2002 in order to be included in the proxy statement and form of proxy for that meeting.

UIL HOLDINGS HAS FILED AN ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
DECEMBER 31, 2001 WITH THE SECURITIES AND EXCHANGE COMMISSION. UIL HOLDINGS WILL
PROVIDE YOU WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE
FINANCIAL STATEMENTS INCLUDED IN THE ANNUAL REPORT, WITHOUT CHARGE, IF YOU
REQUEST IT IN WRITING. PLEASE DIRECT YOUR WRITTEN REQUESTS TO SUSAN E. ALLEN,
VICE PRESIDENT INVESTOR RELATIONS, CORPORATE SECRETARY AND ASSISTANT TREASURER,
UIL HOLDINGS CORPORATION, 157 CHURCH STREET, P.O. BOX 1564, NEW HAVEN,
CONNECTICUT 06506. COPIES OF THE ANNUAL REPORT ON FORM 10-K THAT ARE SENT TO YOU
WILL NOT INCLUDE EXHIBITS UNLESS YOU SPECIFICALLY REQUEST EXHIBITS AND AGREE TO
PAY A FEE TO DEFRAY THE COPYING AND POSTAGE COSTS (10 CENTS PER PAGE, PLUS
POSTAGE).

                                   By Order of the Board of Directors,

April 5, 2002                      SUSAN E. ALLEN
                                   VICE PRESIDENT INVESTOR RELATIONS
                                   AND CORPORATE SECRETARY

                                       25

                                   APPENDIX A

                            UIL HOLDINGS CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  I.  AUDIT COMMITTEE MISSION

         The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit
         Committee's primary responsibilities and duties are to:

          o    Monitor the integrity of UIL Holdings' financial reporting process and systems of internal controls regarding finance, accounting, and compliance with applicable laws, regulations and company policies.

          o    Monitor the independence and performance of UIL Holdings'
               independent auditors and Internal Audit Department.

          o    Provide an open avenue of communication among the independent auditors, financial and senior management, the Internal Audit
               Department, and the Board of Directors.

         The Audit Committee has authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors and to any person in UIL Holdings.
         The Audit Committee is empowered to retain, at UIL Holdings' expense, such special legal, accounting, or other consultants or experts as it deems necessary in the performance of its responsibilities and duties.

 II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

         The Audit Committee shall be comprised of five or more directors as determined by the Board of Directors, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the
         Committee. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. All members of the Audit Committee shall satisfy the applicable listing standards of the New York Stock Exchange.

         Audit Committee members shall be appointed by the Board of Directors on recommendation of the Committee on Directors of the Board of Directors.
         If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the
         Committee membership.

         The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit
         Committee shall meet periodically in executive session with financial and senior management, the director of the Internal Audit Department, the independent auditors, and as a committee, to discuss any matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee, or at least its Chair, shall meet with financial and senior management and the independent auditors quarterly to review UIL Holdings' financial statements consistent with
         III.4. below.

                                      A-1

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         Review Procedures
         -----------------

         The Audit Committee shall:

          1.   Review and reassess the adequacy of this Charter at least
               annually.   Submit the Charter, and any recommended changes
               therein, to the Board of Directors for adoption. Have the Charter published in the proxy statement for the Annual Meeting of the
               Shareowners at least once in every three years, in  accordance with Securities and Exchange Commission (SEC) regulations.

          2.   Review and discuss with financial and senior management UIL
               Holdings' annual audited financial statements prior to their filing or distribution.  This review and discussion shall include discussion  with  financial and senior  management and the independent auditors of significant issues regarding accounting principles, practices and judgments, discussion with the
               independent auditors of the matters covered in Statement of
               Auditing Standards (SAS) No. 61, and, following the Committee's receipt from the independent auditors of the  independence information called for in Independence Standards Board Standard
               No. 1, all significant relationships they have with UIL Holdings that could impair their independence.

          3.   Based on the review and discussion described in III.2. above, recommend to the Board of Directors that the annual audited financial statements be included in UIL Holdings' Annual Report on Form 10-K filed with the SEC.

          4.   Review with financial management and the independent auditors UIL
               Holdings' quarterly financial results prior to the release of earnings and/or UIL Holdings' quarterly financial statements prior to filing or distribution. The Chair of the Audit Committee may represent the entire Committee for purposes of this review.

          5.   In consultation with financial and senior management,  the independent auditors and the Internal Audit Department, consider the integrity of UIL Holdings' financial reporting processes and controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such
               exposures.   Review significant findings of the independent
               auditors and  the Internal Audit Department, together with management's responses to these findings. Review and discuss with financial management and the independent auditors any significant changes to UIL Holdings' accounting principles, all information relating to the independent auditors' judgments concerning the quality of UIL  Holdings' accounting principles, and any other information required to be communicated by the independent auditors to the Audit Committee in accordance with SAS No. 61.

         Independent Auditors
         --------------------

          6.   The independent auditors are ultimately accountable to the Audit
               Committee and the Board of Directors.  The Audit  Committee shall ensure the independence of the independent auditors selected by the Committee annually and recommended by the Committee to the
               Board of Directors for appointment as the independent auditors.
               The Audit Committee shall evaluate the performance of the
               independent auditors and recommend to the Board of Directors the discharge and replacement of the independent auditors if and when circumstances warrant.

          7.   The Audit Committee shall approve the fees and other significant compensation to be paid to the independent auditors.

          8.   The Audit Committee shall review the independent auditors'
               proposed audit plan for the current year, and discuss with the independent auditors its scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

                                      A-2

         Internal Audit Department
         -------------------------

         The Audit Committee shall, periodically:

          9.   Review the budget, plan, changes in plan, activities,
               organizational structure, and qualifications of the Internal
               Audit Department.

          10.  Review the performance, and recommend to the Board of Directors, the appointment and replacement of the Director of Internal
               Audit.

          11.  Review significant reports prepared by the Internal Audit
               Department, together with management's response and follow-up to these reports.

         Other Audit Committee Responsibilities
         --------------------------------------

         The Audit Committee shall:

          12.  Prepare a report to shareowners to be included in the proxy statement for the Annual Meeting of the Shareowners, as required by the SEC.

          13.  Perform such other activities consistent with this Charter, UIL
               Holdings' bylaws and governing law, as the Audit Committee or the
               Board of Directors deems necessary or appropriate.

          14.  Keep minutes of meetings of the Audit Committee, which will be maintained by the Corporate Secretary and submitted to the Board of Directors for approval.

          15.  Report to the Board of Directors periodically regarding significant results of the Audit Committee's activities.

          16.  Review and recommend necessary changes to the Code of Business
               Conduct for UIL Holdings, and review management's system for enforcing this Code.

IV.  DISCLAIMER

         Although the Audit Committee has the responsibilities, duties and authority set forth in this Charter, it is not the responsibility or duty of the Committee to plan or conduct audits or to determine that
         UIL Holdings' financial statements are complete and accurate, or that they have been prepared in accordance with accepted accounting principles. These functions are the responsibility of financial and senior management and the independent auditors. Nor is it the responsibility or duty of the Audit Committee to conduct
         investigations, to resolve any disagreements between management and the independent auditors, or to ensure compliance with applicable laws, regulations and company policies.

                                      A-3

                                   APPENDIX B

                            UIL HOLDINGS CORPORATION
                             1999 STOCK OPTION PLAN

1. Purpose.
   --------

         The purpose of the UIL Holdings Corporation 1999 Stock Option Plan
("the Plan") is to promote the profitability of UIL Holdings Corporation ("the
Company") and its Subsidiaries by providing members of the Company's Board of
Directors, officers and certain key employees ("Optionees") with incentives to contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available Directors and managerial employees. The
Plan shall be effective on March 22, 1999 (the "Effective Date").

         On and after the Effective Date, the Administrator shall have the authority to grant Nonqualified Stock Options and Incentive Stock Options in
accordance with the terms of the Plan.

         For purposes of the Plan, the term "Incentive Stock Option" shall have the meaning set forth in 422 of the Internal Revenue Code of 1986, as amended
("the Code"); a "Nonqualified Stock Option" shall be any option to purchase from the Company a share of its no par value Common Stock ("Common Stock") other than an Incentive Stock Option; and "Stock Options" shall refer collectively to
Incentive Stock Options and Nonqualified Stock Options. The term "Subsidiary" or
"Subsidiaries" of an entity shall mean one or more corporations, a majority of the outstanding shares of voting stock of which is owned directly or indirectly by that entity.

2. Administration.
   ---------------

         The Plan shall be administered by the Company's Board of Directors, as it may be constituted from time to time, excluding any member of said Board who is, or within twelve (12) months prior to the exercise of any discretion under this Plan has been, an employee of the Company or its Subsidiaries. Each of the
Directors administering the plan (collectively the "Administrator") shall be an
"outside director" as such term is defined in Section 162(m) of the Code and a
"non-employee director" under Section 16(b) of the Securities Exchange Act of
1934, as amended. The Administrator is authorized to interpret the Plan in accordance with its terms and may, from time to time, prescribe, adopt, amend and rescind any rules and regulations it deems appropriate for the administration of the Plan and for the continued qualification under the Code of any Incentive Stock issued hereunder. Decisions of the Administrator on all matters relating to the Plan shall be conclusive and binding on the Company, its shareowners and Plan participants.

         The validity, construction and effect of the Plan, and any rules and regulations relating thereto, shall be determined in accordance with the laws of
Connecticut and applicable federal law.

3. Shares Available For the Plan.
   ------------------------------

         Subject to the adjustments prescribed in Section 6, a maximum of
1,350,000 shares of Common Stock may be purchased pursuant to the Plan, and the maximum aggregate number of shares that may be covered by Stock Options granted in any one year to any Optionee who is an employee of the Company or any of its
Subsidiaries (an "employee-Optionee") shall not exceed 150,000. If any Stock
Option granted under the Plan expires or terminates unexercised or, for any reason, becomes unexercisable, the unpurchased shares represented by such Stock
Option shall thereafter be available for further grants under the Plan. If the exercise price of any Stock Option is paid by the Optionee's surrendering a share or shares of Common Stock, either actually or by attestation, only the number of shares of Common Stock issued net of the shares tendered shall be deemed purchased for purposes of calculating the maximum number of shares that may be purchased pursuant to the Plan.

                                      B-1

4. Participation.
   --------------

         The Administrator shall, from time to time, select those members of the
Board of Directors, officers and key full-time employees of the Company and its
Subsidiaries to whom Stock Options shall be granted, and shall determine (i) the number of Stock Options to be granted to each such individual, (ii) whether such
Stock Options shall be Nonqualified or Incentive Stock Options, or some combination thereof, (iii) the periods within which such Stock Options shall be exercisable, and (iv) whether any such Stock Option shall include a right to purchase an additional share of Common Stock (a "Reload Right") contingent upon
Optionee's having exercised such Stock Option and having paid the exercise price in full by surrendering, either actually, or by attestation, a share or shares of Common Stock having a Fair Market Value on the date of the exercise equal to the exercise price of such Stock Option. A grant of Stock Options at any time shall neither guarantee nor preclude a grant to such Optionee at any later time.

         Participation in the Plan shall be limited to those members of the
Board of Directors, officers and key full-time employees of the Company or any of its Subsidiaries selected by the Administrator in its sole discretion.
Members of the Board of Directors who are not employees of the Company or any of its Subsidiaries shall not be eligible to receive Incentive Stock Options.
Nothing in the Plan or in any Stock Option granted shall confer any right on an employee to continue in the employ of the Company or any of its Subsidiaries or shall interfere in any way with the right of the Company to terminate an employee's employment at any time.

5. Terms and Conditions of Options.
   --------------------------------

The Stock Options granted shall be subject to the following terms and conditions:

         (a) Exercise Price of Stock Options. Regardless of whether the Stock
             -------------------------------
Option granted is a Nonqualified or Incentive Stock Option, the purchase price per share deliverable upon the exercise of each Stock Option shall not be less than 100% of the Fair Market Value of shares of Common Stock on the date the
Stock Option is granted or, in the case of a Stock Option arising from the exercise of a Reload Right, on the date that the Reload Right is exercised. No
Stock Option may be repriced by the Administrator. In the case of the grant of any Incentive Stock Option to an Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the
Company or any of its Subsidiaries, the option exercise price per share shall not be less than 110% of the Fair Market Value of shares of Common Stock on the date the Stock Option is granted or, in the case of a Reload Right, on the date that the Reload Right is exercised. "Fair Market Value" on any date shall be the average of the high and low sales price of shares of Common Stock on the New
York Stock Exchange composite tape, or such other recognized market source as may be designated by the Administrator from time to time, on such date. If there is no sale on such date, then such average price on the last previous day on which a sale is reported shall govern.

           (b) The exercise price of a Stock Option shall be payable in cash or by the Optionee's surrendering, either actually or by attestation, a share or shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercised price of such Stock Option, or in any combination thereof, as determined by the Administrator.

           (c) Term and Exercisability of Stock Options. The Administrator shall
               ----------------------------------------
determine the period within which each Stock Option granted shall be exercisable and may provide that a number of Stock Options shall become exercisable in installments; provided, however, that

          (i)     except as provided in subsection (h)(iv) of this Section 5, in no event shall any Stock Option be exercisable less than one year, or more than ten years, from the date it is granted;

         (ii)     except as provided in subsection (h)(iv) of this Section 5, no more than one-third of the number of Stock Options granted to an Optionee on any date may first become exercisable in any twelve-month period;

        (iii)     in the case of the grant of an Incentive Stock Option to an
                  Optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the
                  Company or any of its Subsidiaries, in no event shall such
                  Stock Option be exercisable more than five years from the date of the grant;

                                      B-2

         (iv)     in the case of Incentive Stock Options, except as provided in subsection (h)(iv) of this Section 5, the number of Stock
                  Options granted to an Optionee on any date that may first
                  become exercisable in any calendar year shall be limited to
                  $100,000 divided by the exercise price per Stock Option, as determined in accordance with Section 422(d) of the Code and regulations issued thereunder; and

          (v)     a Stock Option arising from the exercise of a Reload Right shall become exercisable on the six-month anniversary of the date when the Reload Right was exercised and shall expire on the same date on which the Stock Option from which it arose would have expired if it had not been exercised.

          (d) Continued Employment. Except as otherwise provided in subsection
              --------------------
(f) of this Section 5, an employee-Optionee may exercise a Stock Option only (i)
if he or she is, and has continuously been since the date the Stock Option was granted, a full-time employee of the Company or one of its Subsidiaries.

          (e) Shareowner Rights. Prior to the exercise of a Stock Option and
              -----------------
delivery of the Common Stock shares purchased thereby, the Optionee shall have no right to dividends nor be entitled to voting or any other rights on account of such Stock Option.

          (f) Exercisability of Options Upon Certain Events. Upon the
              ---------------------------------------------
termination of an Optionee's service as a Director of the Company, or of an employee-Optionee's full-time employment, as a result of retirement, death or disability, all Stock Options of the Optionee that have not expired or been exercised shall become immediately exercisable. Upon the termination of an employee-Optionee's full-time employment for any other reason, including but not limited to voluntary or involuntary termination, all of the Optionee's Stock
Options that are not then exercisable shall automatically expire. An employee-Optionee shall be considered "retired" or "disabled" for purposes of the Plan if he or she is entitled to a service pension, disability pension, disability benefit or disability allowance under the Company's pension or disability plan.

          (i)     Upon Death. If an Optionee's service as a Director, or an
                  ----------
                  employee-Optionee's full-time employment, is terminated by death, such Optionee's legal representative or successor by bequest or the laws of descent and distribution (each a
                  "Successor in Interest") may exercise, in whole or in part,
                  Stock Options exercisable by such Optionee on the date of his or her death, from time to time within one year after such
                  Optionee's date of death.

          (ii)    Upon Retirement, or Termination Due to Disability. If an
                  -------------------------------------------------
                  employee-Optionee's full-time employment is terminated due to retirement or disability, such Optionee, or his or her
                  guardian or Successor in Interest, may exercise, in whole or in part: (A) Nonqualified Stock Options exercisable by such
                  Optionee on the date of termination of his or her full-time employment, from time to time within three years after such date; and (B) Incentive Stock Options exercisable by such
                  Optionee on the date of his or her retirement, from time to time within three months after such date.

         (iii)    Upon Voluntary or Involuntary Termination of Service.  Upon a
                  ----------------------------------------------------
                  voluntary or involuntary termination of an employee-Optionee's full-time employment due to any cause other than the death, retirement or disability, such Optionee, or his or her
                  Successor in Interest, may exercise, in whole or in part: (A)
                  Nonqualified Stock Options exercisable by such Optionee on the date of termination of his or her full-time employment, from time to time within five months after such date; and (B)
                  Incentive Stock Options exercisable by such Optionee on such date, from time to time within three months after such date;
                  provided, however, that if an employee-Optionee is terminated for cause (as determined by the Administrator), or if an
                  employee-Optionee, at any time after his or her voluntary or involuntary termination of full-time employment, engages in any occupation or business that, in the opinion of the
                  Administrator, is a competitor of the Company or any of its
                  Subsidiaries, all of such Optionee's unexercised Stock
                  Options may be canceled by the Administrator.

          (iv)    Upon a Change of Control. In the event of a change of control
                  ------------------------
                  of the Company, all Stock Options that have been granted and have not expired or been exercised shall become immediately exercisable. Change in Control of the Company shall mean any of the following events:

                                      B-3

                  (A)      any merger or consolidation of the Company with any
                           corporate shareholder or group of corporate
                           shareholders holding twenty-five percent (.25) or
                           more of the Common Stock of the Company or with any
                           other corporation or group of corporations that is or
                           after such merger or consolidation would be
                           affiliated with a shareholder owning at least
                           twenty-five percent (.25) of the Common Stock of the
                           Company; or

                   (B)     any sale, lease, exchange, mortgage, pledge, transfer
                           or other disposition to or with any shareholder or
                           group of shareholders holding twenty-five percent
                           (.25) or more of the Common Stock of the Company, or
                           any affiliate of such shareholder or group of
                           shareholders, of any assets of the Company having an
                           aggregate fair market value of $50 million or more;
                           or

                   (C)     the issuance or sale by the Company of any securities
                           of the Company to any shareholder or group of
                           shareholders holding twenty-five percent (.25) or
                           more of the Common Stock of the Company, or to any
                           affiliate of such shareholder or group of
                           shareholders, in exchange for cash, securities or
                           other consideration having an aggregate fair market
                           value of $50 million or more; or

                   (D)     the implementation of any plan or proposal for the
                           liquidation or dissolution of the Company proposed by
                           or on behalf of any shareholder or group of
                           shareholders owning at least twenty-five percent
                           (.25) of the Common Stock of the Company, or any
                           affiliate of such shareholder or group of
                           shareholders; or

                   (E)     any reclassification of securities (including a
                           reverse stock split) or recapitalization of the
                           Company, or any other transaction which has the
                           effect, directly or indirectly, of increasing the
                           proportionate share of outstanding shares of any
                           class of equity securities, or securities convertible
                           into any equity securities, of the Company, which is
                           directly or indirectly owned by a shareholder or
                           group of shareholders owning at least twenty-five
                           percent (.25) of the Common Stock of the Company, or
                           any affiliate of such shareholder or group of
                           shareholders.

         The Administrator may, from time to time, by the affirmative vote of not less than a majority of the entire membership of the Administrator, modify the phrase "twenty-five percent (.25)" in one or more of the foregoing subsections (A), (B), (C), (D) and/or (E) to a lesser percentage, but not less than twenty percent (.20).

Transfer from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another, shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an
Optionee is placed on a military or sick leave or such other leave of absence, which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

          (g) Transferability. Except as otherwise permitted by the
              ---------------
Administrator, Stock Options are not transferable otherwise than by the
Optionee's will or by the laws of descent and distribution.

          (h) Listing, Registration and/or Approvals. Each Stock Option granted
              --------------------------------------
shall be subject to the requirement that if at any time the Administrator determines it is necessary or desirable to list, register or qualify any shares of Common Stock subject to such Option upon any securities exchange or under any state or federal law, or to obtain the consent or approval of any governmental regulatory body as a condition of, or in connection with, the granting of such
Stock Option or the issue or purchase of shares of Common Stock thereunder, no such Stock Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Administrator.

          (i) Option Agreement. Each person to whom a Stock Option is granted
              ----------------
shall, as a condition to the receipt thereof, enter into an agreement with the
Company, which shall contain such provisions, consistent with the provisions of the Plan, as may be prescribed by the Administrator.

                                      B-4

6. Adjustments.
   -----------

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the
Administrator shall make such adjustments as it deems appropriate in the number and kind of shares which may be purchased pursuant to the Plan, in the number and kind of shares covered by the Stock Options granted and in the exercise price of outstanding Stock Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Stock Options granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation. In the event of any reorganization in which all of the shares of the Company's Common
Stock are exchanged for shares of the common stock of another corporation, all
Stock Options granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into stock options and reload options to purchase shares of the other corporation on identical terms, and the other corporation shall assume this Plan, and the Board of Directors of the other corporation, excluding any member of said Board who is, or within twelve
(12) months prior to the exercise of any discretion under this Plan has been an employee of the other corporation, its subsidiaries, the Company or its
Subsidiaries, shall be and become the Administrator of this Plan on the effective date of the share exchange.

7. Termination and Modification of the Plan.
   ----------------------------------------

         The Administrator, without approval of the shareholders of the Company, may modify or terminate the Plan and from time to time may suspend and, if suspended, may reinstate any or all of the provisions of the Plan, except that no such modification or termination of the Plan may, without the consent of an
Optionee, alter or impair any Stock Option previously granted under the Plan, and that no modification shall become effective without prior approval of the
Common Stock shareowners of the Company that would: (a) increase (except in the case of a readjustment of the Common Stock or a recapitalization) the maximum number of shares for which Stock Options may be granted under the Plan; (b)
reduce the option price that may be established under the Plan; (c) extend the maximum option term under the Plan beyond ten years, or (d) change the Plan's eligibility requirements. Anything in the preceding sentence or elsewhere in any provision of the Plan to the contrary notwithstanding, if the Company enters into a transaction that is intended to be accounted for using the pooling-of-interests method of accounting, but it is determined by the
Administrator that any Stock Option, or the Plan or any provision thereof could reasonably be expected to preclude such treatment, then the Administrator may modify (to the minimum extent required) or revoke (if necessary) such Stock
Option or the Plan to the extent that the Administrator determines that such modification or revocation is necessary to enable the transaction to be subject to pooling-of-interests accounting. Unless previously terminated, the Plan shall terminate on March 21, 2009.

                                      B-5

                       DIRECTIONS TO QUINNIPIAC UNIVERSITY
                       -----------------------------------

FROM NEW LONDON VIA I-95:
-------------------------

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route
40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney
Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel
Avenue and go 0.3 miles to campus.

FROM NEW YORK CITY VIA I-95:
----------------------------

Take I-95 to New Haven. Then take I-91 North to Exit 10 (Route 40). Follow Route
40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney
Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel
Avenue and go 0.3 miles to campus.

FROM NEW YORK CITY VIA THE WILBUR CROSS PARKWAY (MERRITT PARKWAY):
------------------------------------------------------------------

Take the Parkway (Route 15) to Exit 61. Turn right onto Whitney Avenue (Route
10) and proceed North 3 miles to Mount Carmel Avenue. Turn right onto Mount
Carmel Avenue and go 0.3 miles to campus.

FROM HARTFORD VIA I-91:
-----------------------

Take I-91 South to Exit 10 (Route 40). Follow Route 40 approximately 3 miles to its end (at Whitney Avenue). Turn right onto Whitney Avenue (Route 10) and proceed North for 1.4 miles. Turn right onto Mount Carmel Avenue and go 0.3 miles to campus.

                        ANNUAL MEETING OF SHAREOWNERS OF

                            UIL HOLDINGS CORPORATION

                                  May 15, 2002

Co. #                         COMMON STOCK PROXY          Acct. #
     ----------                                                  ----------

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

   In order to save UIL Holdings Corporation the expense of further solicitation to ensure that a quorum is present at the annual meeting, please vote your proxy promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.
--------------------------------------------------------------------------------

YOUR CONTROL NUMBER IS                        .
                      ------------------------

DIRECTIONS TO QUINNIPIAC UNIVERSITY APPEAR AT THE END OF THE ACCOMPANYING PROXY
STATEMENT.

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example.

                     FOR all nominees      WITHHOLD AUTHORITY
                     listed (except as     to vote for all nominees
                     indicated to the      listed at right
                     contrary)
(1)  ELECTION OF
     BOARD OF            [_]                     [_]
     DIRECTORS

NOMINEES:    Thelma R. Albright
             Marc C. Breslawsky
             David E. A. Carson
             Arnold L. Chase
             John F. Croweak
             Robert L. Fiscus
             Betsy Henley-Cohn
             John L. Lahey
             F. Patrick McFadden, Jr.
             Daniel J. Miglio
             William F. Murdy
             James A. Thomas
             Nathaniel D. Woodson

and, in their discretion, such other person or persons as the present Board of Directors shall determine, if one or more of said nominees is unable to serve.

(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the "For" box and write that nominee's name in the space provided below.)

---------------------------------------------------------------------

(2)  APPROVAL OF THE EMPLOYMENT OF        FOR      AGAINST      ABSTAIN
     PRICEWATERHOUSECOOPERS LLP AS        [_]        [_]          [_]
     UIL HOLDINGS CORPORATION'S
     INDEPENDENT PUBLIC ACCOUNTANTS
     FOR 2002. (Proposed by the
     Board of Directors.)

(3)  PROPOSAL TO INCREASE THE MAXIMUM     FOR      AGAINST      ABSTAIN
     NUMBERS OF SHARES OF COMMON STOCK    [_]        [_]          [_]
     FOR WHICH STOCK OPTIONS MAY BE
     GRANTED UNDER OUR 1999 STOCK OPTION
     PLAN.

(4)  IN THEIR DISCRETION, ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE
     SHAREOWNERS AT THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE ANNUAL MEETING.

Signature                        Signature                     Dated
         -----------------------          --------------------      ----------

NOTE: When signing as attorney, executor, administrator, trustee or guardian, give title as such. If signer is a corporation, sign in the corporate name by duly authorized officer.

                            UIL HOLDINGS CORPORATION

                               COMMON STOCK PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Lahey, or F. Patrick McFadden, Jr. (in the absence of Mr. Lahey), or Betsy Henley-Cohn (in the absence of Messrs. Lahey and McFadden) as proxy, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the common stock of UIL Holdings Corporation that the undersigned is entitled to vote at the Annual Meeting of the Shareowners to be held on Wednesday,
May 15, 2002, and at any adjournments thereof.

THIS PROXY CARD, WHEN PROPERLY SIGNED AND RETURNED TO UIL HOLDINGS CORPORATION,
WILL BE VOTED IN THE MANNER INDICATED ON THE REVERSE SIDE. UNLESS OTHERWISE
DIRECTED ON THE REVERSE SIDE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE
ELECTION OF ALL NOMINEES LISTED TO THE BOARD OF DIRECTORS AND FOR ITEMS (2)
AND (3).

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)